Exhibit 99.1
SUBSCRIPTION AGREEMENT

PHOENIX APPS, INC.

PHOENIX APPS INC., a Nevada corporation (hereinafter the "Company"), and the undersigned (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A.   The Company is offering for sale up to an aggregate of 15,000,000 shares (“Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Registration Statement on Form S-1 (File No. 333-  ) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Prospectus”)) containing information regarding the Shares and terms of the Offering that has been declared effective by the Commission on , 2016; and

B.   Subscriber desires to acquire the number of Shares set forth on the signature page hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

ARTICLE I
SUBSCRIPTION FOR SHARES

1.1    Subject to the terms and conditions set forth herein, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.01 per share, and the Company agrees to sell such Shares to Subscriber for said purchase price.  Upon execution, this subscription shall be irrevocable by Subscriber.

1.2  The purchase price for the Shares subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement to such address as the Company shall designate in writing.  Payment can be made either by submitting a personal check, cashier’s check, money order or via wire transfer using the instructions set forth below, for the full purchase price of $0.01 per Share with the executed Subscription Agreement.  Payments shall be made payable to “Phoenix Apps Inc.”

Wire Transfer Instructions:

Phoenix Apps Inc.
 _____________________________Bank
Account Number:______________________
Bank Routing/SWIFT  Number:_________________________

ARTICLE II
REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1    Subscriber hereby severally represents and warrants to the Company the following:
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(A)       Subscriber recognizes that the purchase of Shares subscribed to herein involves a high degree of risk in that the Company has only recently been incorporated and may require substantial funds;

(B)	An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

(C)      Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(D)	Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly Subscriber may not be able to liquidate its investment;

(E)	Subscriber hereby acknowledges receipt of a copy of the Prospectus relating to this offering and the Shares which is on file with the United States Securities and Exchange Commission ("SEC") and represents and warrants that, in making his investment in the Shares, he is not relying upon any representations by the Company or its representatives other than those contained in the Prospectus.

(F)	Subscriber further acknowledges the public availability of the Company’s the Prospectus which can be viewed on the SEC Edgar Database, under the CIK number 0001660839. The Prospectus is made available in the Company’s most recent S-1 Registration Statement deemed effective on __________, 2016. In the Prospectus it makes clear the terms and conditions of the offering of Common Stock and the risks associated therewith are described.

(G)	Subscriber is acquiring the Shares as a principal for Subscriber’s own account and not with a view to sale or other distribution of the Shares.

(H)	All information herein concerning the Subscriber is correct and complete as of the date hereof.

(I)	SUBSCRIBER CERTIFIES THAT HE, SHE OR IT HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE, ACCURATE AND COMPLETE.

ARTICLE III
REPRESENTATIONS BY THE COMPANY

3.1    The Company represents and warrants to the Subscriber that:

(A)    The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)	Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

ARTICLE IV
TERMS OF SUBSCRIPTION

4.1            Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for its general corporate purposes.

4.2            Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber’s address indicated herein.

4.3            Notwithstanding the location where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada. This Subscription Agreement may be executed in counterparts.

4.4            The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___ day of ___________, 2016.
Number of Shares Subscribed For:
Signature of Subscriber:
Name of Subscriber:
Address of Subscriber:
Subscriber’s SS#:

ACCEPTED BY: PHOENIX APPS INC.

Signature of Authorized Signatory:
Name of Authorized Signatory:
Date of Acceptance:

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